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Exhibit 99.4

TLK PARTNERS LLC

BALANCE SHEETS

	March 31, 2014	December 31, 2013
	(Unaudited)	(Derived from audited financial statements)
Assets
Current assets:
Cash	$377,227	$365,996
Accounts receivable—natural gas sales	1,228,136	1,240,409
Prepaid expenses	139,597	13,320

Total current assets	1,744,960	1,619,725

Natural gas properties and equipment, at cost, based on successful efforts accounting	27,815,385	26,839,675
Accumulated depreciation, depletion and amortization	(3,792,468)	(3,196,193)

Natural gas properties and equipment, net	24,022,917	23,643,482

Total assets	$25,767,877	$25,263,207

Liabilities and Members' Equity (Deficit)
Current liabilities:
Accounts payable:
Affiliate	$200,000	$198,500
Trade	624,727	975,518
Accrued interest	—	182,119
Deposit	400,000	—
Notes payable to bank	23,500,000	23,500,000

Total current liabilities	24,724,727	24,856,137

Deposit	—	400,000
Asset retirement obligations	481,554	481,554
Members' equity (deficit)	561,596	(474,484)

Total liabilities and members' equity (deficit)	$25,767,877	$25,263,207

See notes to financial statements.

TLK PARTNERS LLC

STATEMENTS OF INCOME AND MEMBERS' EQUITY (DEFICIT)

(Unaudited)

	Three months ended March 31,
	2014	2013
Natural gas sales	$2,365,719	$1,333,758
Operating costs and expenses:
Lease operating costs	426,379	174,881
Depreciation, depletion, and amortization	596,275	421,275
General and administrative expenses:
Guaranteed payments to members	235,000	231,000
Management fees to affiliate	—	150,000
Other	20,945	21,374

Total operating costs and expenses	1,278,599	998,530

Income from operations	1,087,120	335,228
Other income (expense):
Net gains on natural gas trading with an affiliate	251,072	241,450
Gain on sale of natural gas properties and equipment	—	190,052
Amortization of debt issue costs	—	(17,917)
Interest expense	(302,112)	(364,384)

Other income (expense), net	(51,040)	49,201

Net income	1,036,080	384,429
Members' deficit, beginning of period	(474,484)	(947,854)
Distributions to members	—	(159,500)

Members' equity (deficit), end of period	$561,596	$(722,925)

See notes to financial statements.

TLK PARTNERS LLC

STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended March 31,
	2014	2013
Cash Flows from Operating Activities
Net income	$1,036,080	$384,429
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	596,275	421,275
Amortization of debt issue costs	—	17,917
Gain on sale of natural gas properties and equipment	—	(190,052)
Changes in operating assets and liabilities:
Accounts receivable natural gas sales	12,273	109,072
Prepaid expenses	(126,277)	—
Accounts payable	(349,291)	(399,549)
Accrued interest	(182,119)	(20,000)

Net cash provided by operating activities	986,941	323,092

Cash Flows from Investing Activities
Purchases of properties and equipment	(975,710)	(528,910)
Proceeds from sale of properties and equipment	—	400,000

Net cash used in investing activities	(975,710)	(128,910)

Cash Flows from Financing Activities
Borrowings	—	900,000
Principal payments on notes payable	—	(1,018,694)
Distributions to members	—	(159,500)

Net cash used in financing activities	—	(278,194)

Net increase (decrease) in cash	11,231	(84,012)
Cash, beginning of period	365,996	419,312

Cash, end of period	$377,227	$335,300

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$484,231	$384,384

See notes to financial statements.

TLK PARTNERS LLC

NOTES TO FINANCIAL STATEMENTS

March 31, 2014 (Unaudited)

Note 1—Basis of Presentation

        The accompanying unaudited financial information of TLK Partners LLC (the Company) has been prepared in accordance with Financial Accounting Standards Board Accounting Standards Codification 270 Interim Reporting. Management of the Company believes that all adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for the periods have been included. All such adjustments are of a normal recurring nature. The results are not necessarily indicative of those to be expected for the full year.

        Certain amounts and disclosures have been condensed or omitted from these financial statements. Therefore, these financial statements should be read in conjunction with the Company's December 31, 2013 audited financial statements and related notes thereto.

Note 2—Income Tax Status

        As a limited liability company, the Company's taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the accompanying financial statements. The Company is subject to income tax examinations by the federal or state tax authorities for years 2010 (inception) through 2013.

Note 3—Liquidity and Members' Plan

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 2014, the Company had cash of $377,227 and a working capital deficiency of $22,979,767 which includes $23,500,000 in bank borrowings payable on December 31, 2014 (see Note 4). The members believe that without debt refinancing, the Company may not have sufficient liquidity to finance the Company's anticipated working capital requirements for at least the next 12 months. While the members believe that the Company will be able to obtain an extension of its bank credit facility on or before its December 31, 2014, maturity date, there can be no assurance that debt refinancing after December 31, 2014, will be available on terms satisfactory to the Company. In the absence of debt refinancing, the members would seek to obtain additional equity financing or sell the Company's natural gas properties to provide sufficient liquidity (see Note 7).

Note 4—Credit Facilities

        Credit facilities consist of the following at March 31, 2014:

6.25% term loan to bank(A)	$21,500,000
6.25% revolving line of credit to bank(A)	2,000,000

23,500,000
Less current portion	23,500,000

Noncurrent portion	$—

(A)
On May 15, 2014, the Company obtained a credit agreement with a bank (the Credit Agreement) which provided for a $25 million line of credit. Borrowings under the Credit Agreement were used to refinance existing bank debt and the drilling and completion of the Company's natural gas properties and are collateralized by mortgages on all of the

TLK PARTNERS LLC

NOTES TO FINANCIAL STATEMENTS (Continued)

March 31, 2014 (Unaudited)

Note 4—Credit Facilities (Continued)

  Company's natural gas properties and by guarantees from all members of the Company. Monthly payments, including interest at prime plus 1% with a floor of 5.75%, of $300,000 are due from June 1, 2014 through November 1, 2014, $400,000 is due on December 1, 2014, and the balance is due on December 31, 2014. Mandatory prepayments are required in amounts equal to excess cash flow (as defined). The Company is required to comply with negative covenants which limit, among other things, sales of assets, additional borrowings, members' distributions, and transactions with affiliates. The Company expects that, if requested, the bank will extend the maturity date of the Credit Agreement to December 31, 2015.

  Note 5—Related Party Transactions

          In the three months ended March 31, 2014 and 2013, the Company made guaranteed payments to members totaling $235,000 and $231,000, respectively, which constituted their salaries for services provided to the Company.

          The Company does not have any employees. The employees supporting the administration and management of the Company are employees of an affiliate. The affiliate provided these services at no charge to the Company in the three months ended March 31, 2014. In the three months ended March 31, 2013, the affiliate charged the Company management fees of $150,000 for administration and management services.

          In the three months ended March 31, 2014 and 2013, the Company had net gains on natural gas trading with an affiliate totaling $251,072 and $241,450, respectively.

  Note 6—Concentrations of Credit Risk

          At March 31, 2014, the Company had cash in a financial institution which exceeded federally insured limits. The members believe that credit risk related to this balance is minimal. Substantially all of the Company's natural gas sales are to one purchaser. This purchaser comprised substantially all of accounts receivable natural gas sales at March 31, 2014.

  Note 7—Subsequent Event

          On July 6, 2014, the Company entered into a Purchase and Sale Agreement to sell all of its natural gas properties and equipment for $29,633,334 in cash subject to post-closing adjustments. The sale is anticipated to close in August 2014. Pursuant to the Company's Credit Agreement, sales proceeds would be used first to pay off the Company's outstanding bank debt.

  *****************************************

 INDEPENDENT AUDITOR'S REPORT

To the Members
TLK Partners LLC

Report on the Financial Statements

        We have audited the accompanying financial statements of TLK Partners LLC which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations and members' deficit, and cash flows for the years then ended and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

Opinion

        In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of TLK Partners LLC as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter

        Our audits were conducted for the purpose of forming an opinion on the basic financial statements as a whole. The supplemental unaudited natural gas information is presented for purposes of additional analysis and is not a required part of the financial statements. Such information has not been subjected to the auditing procedures applied in the audits of the financial statements, and accordingly, we do not express an opinion or provide any assurance on it.

/s/ Hogan Taylor LLP

Oklahoma City, Oklahoma
June 25, 2014

TLK PARTNERS LLC

BALANCE SHEETS

December 31, 2013 and 2012

	2013	2012
Assets
Current assets:
Cash	$365,996	$419,312
Accounts receivable—natural gas sales	1,240,409	893,043
Prepaid expenses	13,320	—

Total current assets	1,619,725	1,312,355

Debt issue costs	—	53,750
Natural gas properties and equipment, at cost, based on successful efforts accounting	26,839,675	23,741,447
Accumulated depreciation, depletion and amortization	(3,196,193)	(1,809,476)

Natural gas properties and equipment, net	23,643,482	21,931,971

Total assets	$25,263,207	$23,298,076

Liabilities and Members' Deficit
Current liabilities:
Accounts payable:
Affiliate	$198,500	$—
Trade	975,518	637,719
Accrued interest	182,119	20,000
Notes payable to bank	23,500,000	21,958,890

Total current liabilities	24,856,137	22,616,609

Note payable to bank	—	1,107,365
Deposit	400,000	—
Asset retirement obligations	481,554	521,956
Members' deficit	(474,484)	(947,854)

Total liabilities and members' deficit	$25,263,207	$23,298,076

See notes to financial statements

TLK PARTNERS LLC

STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT

Years ended December 31, 2013 and 2012

	2013	2012
Natural gas sales	$5,321,272	$4,005,893
Operating costs and expenses:
Lease operating costs	584,805	518,541
Depreciation, depletion, and amortization	1,570,413	1,762,812
General and administrative expenses:
Guaranteed payments to members	1,170,000	298,000
Management fees to affiliate	600,000	—
Other	210,439	118,346

Total operating costs and expenses	4,135,657	2,697,699

Income from operations	1,185,615	1,308,194
Other income (expense):
Net gains on natural gas trading with an affiliate	1,003,154	250,682
Gains on sales of natural gas properties and equipment	58,834	—
Amortization of debt issue costs	(53,750)	—
Interest expense	(1,447,166)	(2,448,869)

Total other income (expense), net	(438,928)	(2,198,187)

Net income (loss)	746,687	(889,993)
Members' deficit, beginning of year	(947,854)	(57,861)
Distributions to members	(273,317)	—

Members' deficit, end of year	$(474,484)	$(947,854)

See notes to financial statements

TLK PARTNERS LLC

STATEMENTS OF CASH FLOWS

Years ended December 31, 2013 and 2012

	2013	2012
Cash Flows from Operating Activities
Net income (loss)	$746,687	$(889,993)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	1,570,413	1,762,812
Accretion of asset retirement obligations	13,924	6,446
Amortization of debt issue costs	53,750	—
Gains on sales of natural gas properties and equipment	(58,834)	—
Changes in operating assets and liabilities:
Accounts receivable natural gas sales	(347,366)	(893,043)
Prepaid expenses	(13,320)	—
Accounts payable	536,299	610,284
Accrued interest	162,119	20,000

Net cash provided by operating activities	2,663,672	616,506

Cash Flows from Investing Activities
Purchases of properties and equipment	(3,927,838)	(3,203,377)
Proceeds from sales of properties and equipment	650,422	—
Acquisition of properties and equipment	—	(19,527,975)

Net cash used in investing activities	(3,277,416)	(22,731,352)

Cash Flows from Financing Activities
Debt issue costs paid	—	(53,750)
Proceeds from borrowings	3,142,635	44,358,488
Principal payments on notes payable	(2,708,890)	(21,782,595)
Increase in deposit	400,000	—
Distributions to members	(273,317)	—

Net cash provided by financing activities	560,428	22,522,143

Net increase (decrease) in cash	(53,316)	407,297
Cash, beginning of year	419,312	12,015

Cash, end of year	$365,996	$419,312

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$1,285,047	$2,428,869

Noncash Investing and Financing Activities
Additions and revisions to asset retirement obligations	$3,483	$515,510

See notes to financial statements

TLK PARTNERS LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

Note 1—Summary of Significant Accounting Policies

Nature of operations

        TLK Partners LLC (the Company) was formed in August 2010, as an Oklahoma limited liability company (LLC), and is in the business of exploration and production of natural gas. An LLC limits its members from liability to creditors to the amount of capital contributed to the LLC.

Accounting estimates

        The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ from those estimates.

Natural gas producing activities

        The Company follows the successful efforts method of accounting for natural gas producing activities. Intangible drilling and other costs of successful wells and development dry holes are capitalized and amortized. The costs of exploratory wells are initially capitalized, but charged to expense if and when the well is determined to be nonproductive. Leasehold costs are capitalized when acquired.

        Unproved properties are assessed for impairment on a property-by-property basis for individually significant balances and on an aggregate basis for individually insignificant balances. If the assessment indicates impairment, a loss is recognized by providing a valuation allowance at the level at which impairment was assessed. The impairment assessment is affected by economic factors such as the results of exploration activities, commodity price outlooks, remaining lease terms and potential shifts in business strategy employed by the Company. In the case of individually insignificant balances, the amount of the impairment loss recognized is determined by amortizing the portion of these properties' costs, which the Company believes will not be transferred to proved properties over the remaining lives of the leases. Impairment provisions are charged to expense when recognized.

        The Company recognizes revenues as natural gas is produced and sold. The Company uses the sales method of accounting for natural gas imbalances in those circumstances where it has underproduced or overproduced its ownership percentage in a property. Under this method, a receivable or liability is recorded to the extent that an underproduced or overproduced position in a reservoir cannot be recouped through the production of remaining reserves. At December 31, 2013 and 2012, the Company had no material natural gas imbalances.

        Depreciation, depletion and amortization of the costs of proved properties are computed using the units of production method on a field basis using proved or proved developed reserves, as applicable, as estimated by the Company's independent petroleum engineer.

        The Company recognizes impairment losses for long-lived assets when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying amount. The impairment loss is measured by comparing the fair value of the assets to their carrying amounts. Fair values are based on discounted cash flows as estimated by the Company's independent petroleum engineer.

TLK PARTNERS LLC

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2013 and 2012

Note 1—Summary of Significant Accounting Policies (Continued)

        The Company's estimate of fair value of its natural gas properties at December 31, 2013 and 2012, was based on the best information available as of those dates, including estimates of forward natural gas prices and costs. The Company's natural gas properties were reviewed for impairment on a field-by-field basis, resulting in no recognition of impairment in 2013 or 2012.

Asset retirement obligations

        The Company owns interests in natural gas properties, which may require expenditures to plug and abandon the wells when the natural gas reserves of the wells are depleted. The fair value of legal obligations to retire and remove long-lived assets is recorded in the period in which the obligation is incurred (typically when the asset is installed at the production location). When the liability is initially recorded, this cost is capitalized by increasing the carrying amount of the related properties and equipment. Over time the liability is increased for the change in its present value, and the capitalized cost in properties and equipment is depreciated over the useful life of the remaining asset.

Income tax status

        As a limited liability company, the Company's taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the accompanying financial statements. The Company is subject to income tax examinations by the federal or state tax authorities for years 2010 (inception) through 2013.

Subsequent events

        The members have evaluated subsequent events through June 25, 2014, the date the financial statements were available to be issued.

Note 2—Liquidity and Members' Plan

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2013, the Company had cash of $365,996, a working capital deficiency of $23,236,412 which includes $23,500,000 in bank borrowings payable on December 31, 2014 (see Note 4), and a members' deficit of $474,484. In 2013, the Company had net cash provided by operating activities of $2,663,672. The members believe that without debt refinancing, the Company may not have sufficient liquidity to finance the Company's anticipated working capital requirements for at least the next 12 months. While the members believe that the Company will be able to obtain an extension of its bank credit facility on or before its December 31, 2014, maturity date, there can be no assurance that debt refinancing after December 31, 2014, will be available on terms satisfactory to the Company. In the absence of debt refinancing, the members would seek to obtain additional equity financing or sell the Company's natural gas properties to provide sufficient liquidity.

Note 3—Acquisition

        On April 11, 2012, the Company closed an acquisition of certain Marcellus Shale natural gas properties located in Pennsylvania. The Company acquired an average working interest of 5.98% in 20 proved, nonoperated natural gas properties. The purchase price was $19,527,975 and was funded by

TLK PARTNERS LLC

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2013 and 2012

Note 3—Acquisition (Continued)

utilizing borrowings from the Company's bank credit facility. The purchase price was allocated to the proved natural gas properties based on fair value determined by estimated natural gas reserves.

        Principally all of the Company's natural gas sales and net income included in the accompanying statement of operations for the year ended December 31, 2012, was attributable to this acquisition.

Note 4—Credit Facilities

        Credit facilities consist of the following at December 31:

	2013	2012
6.25% term loan to bank(A)	$21,500,000	$21,500,000
6.25% revolving line of credit to bank(A)	2,000,000	1,107,365
Term loan from bank paid in 2013	—	458,890

	23,500,000	23,066,255
Less current portion	23,500,000	21,958,890

Noncurrent portion	$—	$1,107,365

(A)
On May 15, 2014, the Company obtained a credit agreement with a bank (the Credit Agreement) which provided for a $25 million line of credit. Borrowings under the Credit Agreement were used to refinance existing bank debt and the drilling and completion of the Company's natural gas properties and are collateralized by mortgages on all of the Company's natural gas properties and by guarantees from all members of the Company. Monthly payments, including interest at prime plus 1% with a floor of 5.75%, of $300,000 are due from June 1, 2014 through November 1, 2014, $400,000 is due on December 1, 2014, and the balance is due on December 31, 2014. Mandatory prepayments are required in amounts equal to excess cash flow (as defined). The Company is required to comply with negative covenants which limit, among other things, sales of assets, additional borrowings, members' distributions, and transactions with affiliates. The Company expects that, if requested, the bank will extend the maturity date of the Credit Agreement to December 31, 2015.

Note 5—Related Party Transactions

        In 2013 and 2012, the Company made guaranteed payments to members totaling $1,170,000 and $298,000, respectively, which constituted their salaries for services provided to the Company.

        The Company does not have any employees. The employees supporting the administration and management of the Company are employees of an affiliate. The affiliate charged the Company management fees of $600,000 in 2013 for administration and management services. The affiliate provided these services at no charge to the Company in 2012.

        In 2013 and 2012, the Company had net gains on natural gas trading with an affiliate totaling $1,003,154 and $250,682, respectively.

TLK PARTNERS LLC

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2013 and 2012

Note 6—Concentrations of Credit Risk

        At December 31, 2013 and 2012, the Company had cash in a financial institution which exceeded federally insured limits. The members believe that credit risk related to this balance is minimal. Substantially all of the Company's natural gas sales were to one purchaser in 2013 and 2012. This purchaser comprised substantially all of accounts receivable natural gas sales at December 31, 2013 and 2012.

Note 7—Asset Retirement Obligations

        The following table shows the activity for the years ended December 31, relating to the Company's retirement obligation for plugging liabilities:

	2013	2012
Plugging liabilities, beginning of year	$521,956	$—
New wells placed on production	3,483	515,510
Accretion of discount	13,924	6,446
Wells sold	(57,809)	—

Plugging liabilities, end of year	$481,554	$521,956

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 TLK PARTNERS LLC

SUPPLEMENTAL UNAUDITED NATURAL GAS INFORMATION

Natural Gas Reserves

        Users of this information should be aware that the process of estimating quantities of "proved" and "proved developed" natural gas reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time. Although every reasonable effort is made to ensure reported reserve estimates represent the most accurate assessments possible, the subjective decisions and variances in available data for various reservoirs make these estimates generally less precise than other estimates included in financial statement disclosures.

        The following presentation of proved and proved developed reserve quantities provides only estimates. There are a number of uncertainties inherent in estimating quantities of proved reserves, including many factors beyond the Company's control, such as commodity pricing. Reserve engineering is a subjective process of estimating underground accumulations of natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates of different engineers may vary. In addition, results of drilling, testing and production subsequent to the date of an estimate may lead to revising the original estimate. Accordingly, initial reserve estimates are often different from the quantities of natural gas that are ultimately recovered. The meaningfulness of such estimates depends primarily on the accuracy of the assumptions upon which they were based.

        The reserve information presented below is based on reports prepared by Pinnacle Energy Services, LLC, an independent oil and gas consulting firm founded in 1998. Preparation of the reports was supervised by John Paul Dick, the founder and manager of the firm who is a professionally qualified and licensed Professional Engineer in the States of Oklahoma and Texas with more than 31 years of relevant experience in the estimation, assessment and evaluation of oil and gas reserves.

        The reserves were estimated in accordance with the definitions and guidelines of the Securities and Exchange Commission ("SEC"). The natural gas prices as of December 31, 2013 and 2012 were based on the respective unweighted 12-month average of the first day of the month Henry Hub Spot Price which equates to $3.67 per MMBtu and $2.76 per MMBtu, respectively. Price adjustments were made based on regional price differentials between benchmark and actual prices and include considerations such as energy content and shrinkage adjustments. The average price used for proved reserves, after appropriate adjustments, was $3.42 per Mcf and $2.56 per Mcf, respectively. All prices were held constant in accordance with SEC guidelines.

        The reserves were estimated using deterministic methods. For wells classified as proved developed producing where sufficient production history existed, reserves were based on the evaluation of individual well performance and production decline curve analysis. For proved undeveloped locations and wells that lacked sufficient production history, reserves were based on analogy to producing wells within the same area exhibiting similar geologic and reservoir characteristics. Proved undeveloped locations were limited to areas of uniformly high quality reservoir properties, between existing commercial producers. Reliable technologies were used to determine areas where proved undeveloped locations are more than one offset away from a producing well. These technologies include seismic data, wire line open hole log data, core data, log cross-sections, performance data, and statistical analysis. In such areas, these data demonstrated consistent, continuous reservoir characteristics. Only production flow tests and historical production data, along with the reliable geologic data mentioned above, were relied upon to estimate proved reserves.

        Proved reserves represent estimated quantities of natural gas that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions in effect when the estimates were made. Proved developed reserves are proved reserves expected to be recovered through wells and equipment in place and under operating methods used when the estimates were made.

        Presented below is a summary of the changes in estimated proved reserves of the Company, all of which are natural gas reserves located in the United States, for the years ended December 31, 2013 and 2012:

	Proved Reserves (MMcf)
	2013	2012
Proved reserves, beginning of year	30,854	—
Revision of previous estimates	2,338	—
Extensions and discoveries	3,884	4,838
Purchase of reserves in place	—	27,864
Production	(1,522)	(1,848)
Sale of reserves in place	—	—

Proved reserves, end of year	35,554	30,854

Proved developed reserves, end of year	14,572	9,670

Standardized Measure of Discounted Future Net Cash Flows

        The following standardized measure of discounted future net cash flows ("Standardized Measure") presents only estimates and may not represent realistic assessments of future cash flows and does not purport to reflect realizable values or fair market values of the Company's reserves or represent the current value of the Company.

        The Standardized Measure is computed by applying prices of natural gas to the estimated future production of proved natural gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the reserves and assuming continuation of existing economic conditions. As specified by the SEC, the prices for natural gas used in this calculation were the unweighted 12-month average of the first day of the month spot prices, except for volumes subject to fixed price contracts. The resulting net cash flows are reduced to present value amounts by applying a 10% discount factor. Because the Company is treated as a partnership under the Internal Revenue Code, income taxes are not deducted.

        The Standardized Measure at December 31, 2013 and 2012 is as follows:

	2013	2012
Future cash inflows	$121,595,000	$78,894,000
Future production costs	(10,853,000)	(8,579,000)
Future development costs	(16,723,000)	(16,281,000)

Future net cash flows	94,019,000	54,034,000
10% annual discount for estimated timing of cash flows	(45,150,000)	(25,770,000)

Standardized measure of discounted future net cash flows	$48,869,000	$28,264,000

Changes in Standardized Measure of Discounted Future Net Cash Flows

        The following is a summary of the changes in the Standardized Measure during the years ended December 31, 2013 and 2012:

	2013	2012
Standardized Measure, beginning of year	$28,264,000	$—
Purchase of minerals in place	—	25,040,000
Sales of natural gas produced, net of production costs	(4,736,000)	(3,487,000)
Net changes in prices and production costs	9,778,000	—
Extensions and discoveries	6,873,000	6,711,000
Net changes in development costs	1,938,000	—
Revisions of previous quantity estimates	3,922,000	—
Accretion of discount	2,830,000	—

Standardized Measure, end of year	$48,869,000	$28,264,000

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  Exhibit 99.4
TLK PARTNERS LLC BALANCE SHEETS
TLK PARTNERS LLC STATEMENTS OF INCOME AND MEMBERS' EQUITY (DEFICIT) (Unaudited)
TLK PARTNERS LLC STATEMENTS OF CASH FLOWS (Unaudited)
TLK PARTNERS LLC NOTES TO FINANCIAL STATEMENTS March 31, 2014 (Unaudited)
INDEPENDENT AUDITOR'S REPORT
TLK PARTNERS LLC BALANCE SHEETS December 31, 2013 and 2012
TLK PARTNERS LLC STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT Years ended December 31, 2013 and 2012
TLK PARTNERS LLC STATEMENTS OF CASH FLOWS Years ended December 31, 2013 and 2012
TLK PARTNERS LLC NOTES TO FINANCIAL STATEMENTS December 31, 2013 and 2012
TLK PARTNERS LLC SUPPLEMENTAL UNAUDITED NATURAL GAS INFORMATION